As filed with the Securities and Exchange Commission on October 1, 1997
                                                      Registration No. _____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ________________

                                     FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ________________

               FIRST SAVINGS BANK OF WASHINGTON BANCORP, INC.
         (Exact name of registrant as specified in its charter)

             Delaware                                         91-1691604
          --------------                                --------------------
(State or other jurisdiction of incorporation              (IRS. Employer
 or organization)                                        Identification No.)

                            10 S. First Avenue
                        Walla Walla, Washington 99362
                              (509) 527-3636
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          John F. Breyer, Jr., Esq.
                           Aaron M. Kaslow, Esq.
                              Breyer & Aguggia
                               Suite 470 East
                             1300 I Street, N.W.
                            Washington, D.C. 20005
                               (202) 737-7900
             (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the effective date of Registration
Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
     If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

------------------------------------------------------------------------------
                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                    Proposed     Proposed
                                    Maximum      Maximum
Title of                            Offering     Aggregate
Shares to         Amount to be      Price Per    Offering        Amount of
be Registered     Registered(1)     Unit(2)      Price(2)    Registration Fee
------------------------------------------------------------------------------
Common Stock,
 par value
 $0.01 per share   250,000          $24.50       $6,125,000      $1,856
------------------------------------------------------------------------------
(1) Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee. Based on the average of high and low prices reported on the Nasdaq National Market as of September 26, 1997 pursuant to Rule 457(c).

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                        [First Savings letterhead]

Dear Stockholder:

       On September 18, 1997, the Board of First Savings Bank of Washington Bancorp, Inc. (the "Company"), declared a cash dividend of $.07 per share on the Company's outstanding shares of common stock. The cash dividend is payable to stockholders of record as of September 30, 1997.

       A check is enclosed for stockholders of record as of September 30, 1997 who receive dividends by check. For stockholders who have requested direct deposit of their dividends, a direct deposit has been made into the applicable bank account as of today's date.

       In addition, I am pleased to send you this Prospectus describing the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Board of Directors of the Company has voted to establish the Plan to provide shareholders with a convenient and economical way to purchase shares of the Company's common stock and to reinvest at no cost all or a portion of their cash dividends in additional shares of common stock. You pay no service charges or brokerage commissions for common stock purchased under the Plan.

Participants in the Plan may:

       . automatically reinvest all or a portion of the dividends on their common stock in additional shares of common stock of the Company and, if they wish, make optional cash payments of as little as $50 per investment and as much as $1,500 per month to purchase additional shares of common stock of the Company;

          or

       . make only optional cash payments of as little as $50 per investment or as much as $1,500 per month to purchase additional shares of common stock of the Company.

       The Plan is completely voluntary. You may terminate your participation at any time. If you wish to participate in the Plan, return the enclosed Authorization Form. If you decide not to participate in the Plan, you will continue to receive your dividends, if and when declared, by check from the Company or direct deposit.

       All of the features, terms and conditions of the Plan are detailed in the enclosed Prospectus, which you should read carefully. There are modest fees for several of the optional service features. The simple question-and-answer format should answer most questions you may have about the Plan. If you have additional questions, please address them to Investor Relations, First Savings Bank of Washington Bancorp, Inc., Walla Walla, Washington 99362 (telephone number 509-527-3636) or to American Securities Transfer & Trust, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215-5513, ATTN:
Dividend Reinvestment Plan Administrator (telephone number 303-234- 5300).

       The Company values its shareholders and we hope that you find this new Plan to be an attractive means for holding your shares and increasing your investment.

                              Sincerely,

                              /s/ Gary Sirmon

                              Gary Sirmon
                              President and Chief Executive Officer

PROSPECTUS

            First Savings Bank of Washington Bancorp, Inc.

              DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

       The Dividend Reinvestment and Stock Purchase Plan ("the Plan") of First Savings Bank of Washington Bancorp, Inc. ("Company") provides holders of record of shares of the Company's common stock, par value $0.01 per share ("Common Stock"), with a convenient and economical way to purchase shares of the Company's Common Stock and to reinvest at no cost all or a portion of their cash dividends in additional shares of Common Stock. Any holder of record of 100 or more shares of Common Stock is eligible to participate in the Plan. Beneficial owners of Common Stock whose only shares are registered in names other than their own (e.g. held in street name in a brokerage account) are not eligible until they become stockholders of record by withdrawing the shares from their brokerage account and registering the shares in their own name.

       Participants in the Plan may elect to have the cash dividends paid on all or a percentage of their shares of Common Stock automatically reinvested in additional shares of Common Stock. Participants may also purchase additional shares of Common Stock by making optional cash investments in accordance with the provisions of the Plan. Holders of Common Stock who choose not to participate in the Plan will continue to receive cash dividends on shares of Common Stock registered in their name, as declared, by check or direct deposit.

       Shares of Common Stock purchased under the Plan will be purchased either directly from the Company or in the open market. The purchase price for each share of Common Stock purchased with reinvested dividends and optional cash payments will be 100% of the market price for the relevant date of investment. See Question 12.

       This Prospectus relates to 250,000 shares of Common Stock registered for sale under the Plan. Such shares may be either authorized but unissued shares or shares reacquired and held in the Company's treasury. This Prospectus also covers an indeterminate number of shares of Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions. Participants should retain this Prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE SHARES OF THE COMPANY'S COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

             The date of this Prospectus is October 1, 1997.

                        AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material also can be obtained at prescribed rates from the Commission's Public Reference Section at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, materials filed by the Company are available for inspection at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006. Reports, proxy statements and other information filed by the Company are also available on the Internet at the Commission's World Wide Web site at http://www.sec.gov.

       This Prospectus constitutes part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Common Stock. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy so filed. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       The following documents filed by the Company with the SEC are hereby incorporated by reference: (i) the Company's Annual Report on Form 10-K for its fiscal year ended March 31, 1997, and (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

       All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of this offering shall be deemed to be incorporated by reference from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this material to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Company will provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents). Written or oral request should be directed to the Corporate Secretary, First Savings Bank of Washington Bancorp, Inc., 10 S. First Avenue, Walla Walla, Washington 99362 (telephone number is (509) 527-3636).

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
                               THE COMPANY

       The Company, a Delaware corporation, is primarily engaged in the business of planning, directing, and coordinating the business activities of its wholly owned subsidiaries, First Savings Bank of Washington ("FSBW") and Inland Empire Bank ("IEB"). In October 1995 the Company completed the sale of its common stock in connection with converting from the mutual holding company to the stock holding company form of organization. FSBW is a Washington-chartered savings bank the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC") under the Savings Association Insurance Fund. FSBW conducts business from its main office in Walla Walla, Washington and its fifteen branch offices and three loan production offices located in southeast, central, north central and western Washington. IEB is an Oregon-chartered commercial bank whose deposits are insured by the FDIC under the Bank Insurance Fund. IEB conducts business from its main office in Hermiston, Oregon and its five branch offices and two loan production offices located in northeast Oregon.

       FSBW is a community oriented savings bank which has traditionally offered a wide variety of deposit products to its retail customers while concentrating its lending activities on real estate loans. Lending activities have been focused primarily on the origination of loans secured by one- to four-family residential dwellings, including emphasis on loans for construction of residential dwellings. To a lesser extent, lending activities also have included the origination of multi-family, commercial real estate and consumer loans. FSBW's primary business has been that of a traditional thrift institution, originating loans for portfolio in its primary market area. FSBW has also been an active participant in the secondary market, originating residential loans for sale and on occasion acquiring loans for portfolio.
More recently, FSBW has begun making non-mortgage commercial and agribusiness loans to small businesses and farmers. In addition FSBW has maintained a significant portion of its assets in marketable securities. The securities portfolio has been weighted toward mortgage-backed securities secured by one- to four-family residential properties. This portfolio also has included a significant amount of tax exempt municipal securities, primarily issued by entities located in the State of Washington.

       IEB is a community oriented commercial bank which historically has offered a wide variety of deposits and loan products to its consumer and commercial customers. Lending activities have included origination of consumer, commercial, agribusiness and real estate loans. IEB also has engaged in mortgage banking activity with respect to residential lending within its local markets, originating loans for sale generally on a servicing released basis. Additionally, IEB has maintained a significant portion of its assets in marketable securities, particularly U.S. Treasury and government agency securities as well as tax exempt municipal securities issued primarily by entities located in the State of Oregon.

              FIRST SAVINGS BANK OF WASHINGTON BANCORP, INC.
              DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

       On August 21, 1997 the Board of Directors of the Company voted to adopt this Plan under which shares of the Company's authorized but unissued Common Stock, par value $0.01 per share, are available for issuance and sale to the shareholders of the Company. The Plan also allows for the purchase of the Company's Common Stock in the open market. The Plan will be in effect until amended, altered or terminated. The Company has reserved 250,000 shares of its Common Stock for issuance and sale under the Plan pursuant to this Prospectus. The Plan is set forth below as a series of questions and answers explaining its significant aspects.

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PURPOSE AND ADVANTAGES

1.     What is the purpose of the Plan?

       The purpose of the Plan is to provide holders of record of shares of Common Stock with a simple and convenient method of investing cash dividends on Common Stock and optional cash payments in additional shares of Common Stock without payment of any brokerage commissions, service charges or other fees.

       Each participant in the Plan who has elected to have his or her cash dividends reinvested will be deemed to have applied such cash dividends to the purchase of additional shares of Common Stock pursuant to the Plan. To the extent that such additional shares are purchased directly from the Company, the Company will receive additional funds to be used for general corporate purposes, including working capital.

2.     What are the advantages of the Plan?

       A participant in the Plan may (a) have cash dividends on all of his or her shares of Common Stock automatically reinvested in Common Stock or (b) have cash dividends on a portion of his or her shares of Common Stock automatically reinvested in Common Stock or (c) whether or not a holder of Common Stock has elected to have any cash dividends automatically reinvested, invest in additional shares of Common Stock each month by making optional cash payments of no less than $50 per investment up to a maximum of $1,500.

       . Full Investment. Full investment of funds is possible under the Plan because fractions of shares, as well as whole shares, will be credited to a participant's account. Further, dividends in respect of such fractions, as well as whole shares will be reinvested in additional shares of Common Stock and will be credited to a participant's account. No brokerage commissions, service charges or other fees are paid by a participant in connection with purchases under the Plan.

       . Safekeeping. A participant avoids the need for safekeeping of certificates for shares of Common Stock credited to his or her account under the Plan because they are held by the Plan. In addition, participants may deposit for safekeeping in their Plan account any stock certificates for Common Stock registered in their names through the free custodial service described in Question 26. Dividends on such shares deposited for safekeeping under the Plan will also be reinvested. (See Questions 26 and 27.) By making such a deposit, participants are relived of the responsibility for loss, theft or destruction of the certificates.

       . Record-keeping. Regular statements of account will be mailed to each participant in the Plan as soon as practicable after each purchase of Common Stock under the Plan. Such statements will show the date of the investment, the amounts invested, the purchase price, the number and the market value of shares of Common Stock purchased and the number of shares of Common Stock in the participant's account, thus providing simplified record-keeping.

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
ADMINISTRATION

3.     Who administers the Plan for participants?

       American Securities Transfer & Trust, Inc., the transfer agent for the Common Stock (the "Plan Administrator"), administers the Plan for participants, maintains records, sends statements of account to participants and performs other duties relating to the Plan. The Plan Administrator will hold for safekeeping shares of Common Stock purchased for, or deposited for safekeeping by, each participant until termination of participation in the Plan or receipt of a written request from a participant for the issuance of a certificate for all or a portion of such shares. Shares of Common Stock purchased under the Plan and held by the Plan Administrator will be registered in its name or the name of one of its nominees and will be credited to the account of each participant. As the record holder of shares of Common Stock held for participants under the Plan, the Plan Administrator will receive dividends on such shares of Common Stock, will credit such dividends to each participant's account on the basis of full and fractional shares held in each account, and will automatically reinvest such dividends in additional shares of Common Stock. In the event that the Plan Administrator should resign or otherwise cease to act as agent, the Company will make such other arrangements as it deems appropriate for the administration of the Plan.

       The Plan Administrator may be contacted by mail at:

       American Securities Transfer & Trust, Inc.
       938 Quail Street, Suite 101
       Lakewood, Colorado  80215-5513
       Attention:  Dividend Reinvestment Plan Administrator

       Telephone inquiries may be made to the Plan Administrator at (303) 234-5300. Please mention First Savings Bank of Washington Bancorp, Inc. in all correspondence.

PARTICIPATION

4.     Who is eligible to participate?

       All record holders of 100 or more shares of Common Stock are eligible to participate in the Plan. In order to be eligible to participate in the Plan any stockholder whose shares are registered in a name other than his or her own (e.g., in the name of a broker or bank nominee) must become a stockholder of record by having shares which are to be subject to the Plan transferred into his or her own name.

5.     How does an eligible stockholder join the Plan?

       A holder of record of 100 or more shares of Common Stock may join the Plan by completing and signing an Authorization Form and returning it to the Plan Administrator. A postage-paid envelope is provided with the Authorization Form for this purpose. Authorization Forms may be obtained at any time by written request to First Savings Bank of Washington Bancorp, Inc., 10 S. First Avenue, Walla Walla, Washington 99362, Attention: Investor Relations, or to the Plan Administrator, at the address set forth in Question 3.

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
6. Must a stockholder submit his or her certificate for Common Stock to the Plan Administrator in order to participate in the Plan?

       No. A participant should retain the stock certificates registered in his or her name and indicate on the Authorization Form whether the dividends on all or some number of such shares should be reinvested in shares of Common Stock. Of course, if the participant wishes to take advantage of the Plan's safekeeping feature, stock certificates for Common Stock may be sent to the Plan Administrator as set forth in Question 26. All shares of Common Stock purchased under the Plan will be held by the Plan for the account of the participant, until withdrawn by the participant.

7.     When may an eligible stockholder join the Plan?

       An eligible stockholder may join the Plan at any time and investments will be made on his or her behalf as follows:

            If an Authorization Form requesting reinvestment of Common Stock dividends is received by the Plan Administrator on or prior to the record date established for a particular Common Stock dividend, reinvestment will begin with that dividend payment date.

            If an Authorization Form is received by the Plan Administrator after the record date established for a particular Common Stock dividend, reinvestment of dividends will begin with the dividend payment date immediately following the next dividend record date, if such stockholder is still a holder of record.

       All optional cash payments received prior to an Investment Date (as defined in Question 11) will be invested for that Investment Date. Such payments received on or after an Investment Date will be invested for the next succeeding Investment Date. (See Questions 11 and 14 through 17.)

8.     What does the Authorization Form provide?

       The Authorization Form provides for the purchase of additional shares of Common Stock through the following investment options:

            A. "FULL DIVIDEND REINVESTMENT", which directs the Company to pay the Plan Administrator for reinvestment in accordance with the Plan all of the participant's cash dividends on all shares of Common Stock then or subsequently registered in his or her name, and which permits the participant to make optional cash payments of not less than $50 per investment up to an aggregate of $1,500 per monthly Investment Date, for the purchase of additional shares of Common Stock in accordance with the Plan.

            B. "PARTIAL DIVIDEND REINVESTMENT", which directs the Company to pay the Plan Administrator for reinvestment in accordance with the Plan cash dividends on less than all shares of Common Stock then registered in the participant's name while continuing to pay the participant cash dividends on the remaining shares of Common Stock. This option also permits the participant to make optional cash payments of not less than $50 per investment up to an aggregate of $1,500 per monthly Investment Date, for the purchase of additional shares of Common Stock in accordance with the Plan.

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
            C. "OPTIONAL CASH PAYMENTS", which permits the participant to make optional cash payments of not less than $50 per investment up to an aggregate of $1,500 per monthly Investment Date for the purchase of additional shares of Common Stock in accordance with the Plan.

       Regardless of the option selected, all cash dividends on shares of Common Stock credited to a participant's account as a result of reinvestment of dividends, shares purchased with optional cash payments under the Plan and shares held under the safekeeping deposit feature will be automatically reinvested in accordance with the Plan. A participant may change his or her election by written notice to the Plan Administrator at the address set forth in Question 3.

       The Authorization Form also appoints the Plan Administrator agent for each participant and directs the Plan Administrator to apply cash dividends and any optional cash payments a participant might make to the purchase of shares of Common Stock in accordance with the terms of the Plan.

COSTS

9. Are there any costs to participants in connection with purchases under the Plan?

       No. All costs of administration of the Plan are paid by the Company. There are no brokerage commissions, service charges or other fees charged to participants in connection with the purchase of shares of Common Stock under the Plan. However, if a participant asks the Plan Administrator to sell shares of Common stock held in his or her account under the Plan, any brokerage commissions paid in connection with such sale will be charged to such participant along with a $15.00 service charge. (See Question 25). PURCHASES

10.    What is the source of Common Stock purchased under the Plan?

       Shares of Common Stock will be purchased, at the Company's discretion, either directly from the Company, in which event such shares will be either authorized but unissued shares or shares held in the treasury of the Company, or on the open market, or by combination of the foregoing.

11.    When will shares be purchased under the Plan?

       In a month in which a regular dividend is paid on the Common Stock, the investment date for the regular dividend on the Common Stock and any optional cash payments is the dividend payment date; but in a month in which a dividend payment date for Common Stock does not occur, the investment date for optional cash payments is the 10th day of such month (each, an "Investment Date"). In any case, if an Investment Date falls on a day that is not a trading day, the investment date is deemed to be the prior trading day.

       Purchases of Common Stock from the Company will be made on the relevant Investment Date. Purchases on the open market will begin on the Investment Date and will be completed no later than 30 days from such date except where completion at a later date is necessary or advisable under any applicable federal securities laws. Such purchases may be made in the over-the-counter market on the Nasdaq National Market, or by negotiated transactions and may be subject to such terms with respect to price, delivery, and other terms as the Plan Administrator may agree to. Neither the Company nor any participant shall have any authority or power

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
to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

       In general, shares of Common Stock purchased with optional cash payments sufficiently in advance of the record date for Common Stock dividends in any quarter will be entitled to that quarter's dividend.

12. What will be the price of shares of Common Stock purchased under the Plan?

       The purchase price of each share of Common Stock purchased by a participant in the Plan with reinvested dividends will be 100% of the market price (determined as described below). The purchase price of shares purchased with optional cash payments will be 100% of such market price. Such purchase prices per share are hereinafter referred to as the "Purchase Price". In the case of shares of Common Stock purchased from the Company, the "market price" is the average of the high and low sales prices of a share of Common Stock on the Nasdaq National Market on the Investment Date. If there is no trading in the shares of Common Stock on the Nasdaq National Market for a substantial amount of time during any Investment Date, the market price will be determined by the Company on the basis of such market quotations as it shall deem appropriate. In the case of purchases of Common Stock on the open market, the "market price" will be the weighted average purchase price of shares purchased for the relevant Investment Date.

13.    How many shares of Common Stock will be purchased for participants?

       The number of shares of Common Stock to be purchased depends on the amount of a participant's reinvested dividends and any optional cash payments and the Purchase Price of the shares. Each participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to each participant's total amount to be invested divided by the Purchase Price.

OPTIONAL CASH PAYMENTS

14.    How does the cash payment option work?

       Optional cash payments received from a participant prior to an Investment Date will be applied by the Plan Administrator to the purchase of additional shares of Common Stock on such Investment Date if Common Stock is purchased from the Company and as soon as practicable (as explained in Question 11) after such Investment Date if Common Stock is purchased on the open market. If such cash payments are received on or after the Investment Date, the optional cash payments will be invested by the Plan Administrator for the next succeeding Investment Date. Such purchases will be made at 100% of the market price described in Question 12. OPTIONAL CASH PAYMENTS DO NOT CONSTITUTE DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

       All cash dividends payable on shares of Common Stock credited to the account of a participant under the Plan, whether such shares were purchased with reinvested dividends or optional cash payments or such shares are held under the safekeeping deposit feature, will be automatically reinvested in additional shares at 100% of the applicable market price. (See Question 12.)

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
15.    How may optional cash payments be made?

       An initial optional cash payment may be made by a registered holder of Common Stock when enrolling in the Plan by enclosing a check or money order payable to "AST & Co." with the Authorization Form and returning them to the Plan Administrator at the address set forth in Question 3. After enrolling, optional cash payments may be made through the use of a cash payment form which will be attached to a participant's statement of account. The same amount of money need not be sent each month and there is no obligation to make an optional cash payment in any month. (See Question 8.)

       Each optional cash payment made by a participant must be at least $50, and the sum of all such payments cannot exceed $1,500 for any month. A purchase made with optional cash payments will appear on the statement of account sent to each participant following such purchase of shares of Common Stock under the Plan.

16. When will optional cash payments received by the Plan Administrator be invested?

       Optional cash payments will be invested once each month on the Investment Date. (See Questions 11 and 14.) Under no circumstances will interest be paid on optional cash payments. Participants are therefore advised to transmit their optional cash payments so as to be received by the Plan Administrator as close as possible but prior to the Investment Date for that month.

17.    Under what circumstances will optional cash payments be returned?

       Optional cash payments received by the Plan Administrator prior to any Investment Date will be returned to the participant upon written request received by the Plan Administrator at least two business days prior to such Investment Date. Any optional payments less than the $50 minimum or in excess of the $1,500 limit for each month will be returned.

REPORTS TO PARTICIPANTS

18.    What kinds of reports will be sent to participants in the Plan?

       As soon as practicable after each Investment Date on which shares of Common Stock have been purchased for a participant's Plan account, a statement of account will be mailed to such participant by the Plan Administrator. Each statement of account received by a participant will be cumulative for each calendar year. The statement is a participant's continuing record of the cost of his or her purchases and should be retained for income tax purposes. In addition, each participant will receive copies of communications sent to holders of the Common Stock generally, including the Company's Annual Reports to Shareholders, Notice of Annual Meeting and Proxy Statement, and any Internal Revenue Service information for reporting dividend income.

DIVIDENDS ON FRACTIONS OF SHARES

19.    Will participants be credited with dividends on fractions of shares?

       Yes. Dividends with respect to fractions of shares of Common Stock held under the Plan, as well as whole shares of Common Stock, will be credited to the participant's account and will be reinvested in additional shares.

ISSUANCE OF CERTIFICATES FOR COMMON STOCK

20.    Will certificates be issued for shares of Common Stock purchased?

       No certificate will be issued to a participant for shares of Common Stock credited to his or her account unless he or she so requests of the Plan Administrator in writing, or until his or her account is terminated.

       The number of such shares of Common Stock credited to an account under the plan will be shown on the participant's statement of account. This service protects against loss, theft or destruction of stock certificates.

       At any time, a participant may request in writing that the Plan Administrator send him or her a certificate for all or a portion of the whole shares of Common Stock credited to his or her account as described in Question
21. There will be a $15 service fee for the issuance of a certificate. Any remaining whole shares and any fractions of a share will continue to be credited to the participant's account. (See Question 22.)

       Shares of Common Stock credited to the account of a participant under the Plan may not be pledged or assigned. A participant who wishes to pledge or assign any such shares must request that a certificate for such shares be issued in his or her name.

       Certificates for fractions of a share will not be issued to participants under any circumstances. (See Questions 21 and 25.)

       An institution that is required by law to maintain physical possession of certificates may request the issuance of certificates for whole shares purchased under the Plan. This request should be mailed to the Plan Administrator at the address set forth in Question 3.

21.    Can a participant withdraw shares of Common Stock held under the Plan?

       Yes. Certificates for any number of whole shares held in the participant's account under the Plan will be issued upon receipt by the Plan Administrator of a written request signed by the participant, specifying the number of whole shares to be withdrawn. This request should be sent to the Plan Administrator at the address set forth in Question 3 and should contain a reference to First Savings Bank of Washington Bancorp, Inc. Depending on the participant's authorization, the dividends on these withdrawn shares may continue to be reinvested pursuant to the Plan. (See Question 22.)

22. Will dividends on shares of Common Stock withdrawn from the Plan continue to be reinvested?

       If the participant has authorized "Full Dividend Reinvestment", cash dividends with respect to shares of Common Stock withdrawn from a participant's account will continue to be reinvested. If, however, cash dividends with respect to only part of the shares of Common Stock registered in a participant's name are being reinvested, the Plan Administrator will continue to reinvest dividends on only the number of shares specified by the participant on the Authorization Form unless a new Authorization Form specifying a different number of shares is delivered.

23. What happens when a participant sells or transfers all or a portion of the shares of Common Stock registered in his or her name?

       If a participant who is reinvesting the cash dividends on part of the shares of Common Stock registered in his or her name disposes of a portion of such shares, the Plan Administrator will continue to reinvest the dividends on the remainder of such shares up to the number of shares of Common Stock originally specified on the Authorization Form, provided the participant continues to hold at least 100 shares in his or her name.

       If a participant disposes of shares of Common Stock registered in his or her name (including shares credited to his or her account under the Plan) so that the total shares held in the name of the participant is less than 100 shares, the Plan Administrator will discontinue the investment of cash dividends on the shares credited to the participant's account under the Plan, or otherwise, until such participant's record ownership of shares increases to at least 100 shares in the aggregate. All applicable dividends will be paid in the form of cash until such participant's stock ownership increases to at least 100 shares. If following a disposition of stock, a participant's aggregate record ownership of the Common Stock is less than 100 shares of Common Stock, the Plan Administer will notify the participant that he or she is no longer eligible to participate in the Plan. If the participant does not increase his or her stock ownership to at least 100 shares within 30 days of such notice, a certificate will be issued for the full number of shares in the account, a cash payment will be made for any fractional shares, any uninvested cash balance in the account will be paid to the participant, and the account will be terminated. There will be a $15 service fee for the issuance of a certificate.

24. In whose name will certificates be registered when issued to participants?

       Stockholder accounts under the Plan are maintained in the names in which certificates of participants were registered at the time they entered the Plan. Accordingly, certificates for whole shares of Common Stock will be similarly registered when issued. Should a participant want such shares registered in any name other than that of the holder of record participant in the Plan, he or she must indicate such name in his or her request. In the event of such re-registration, a participant would be responsible for any possible transfer taxes and for compliance with any applicable transfer requirements. In addition, federal backup withholding of 31% may apply to dividends subsequently paid on such re-registered shares unless the taxpayer identification number of the person in whose name such shares are registered is provided to the Plan Administrator. (See Question 34.)

TERMINATION OF PARTICIPATION

25. How may a participant withdraw from and cease participation in the Plan?

       A participant may withdraw from participation in the Plan at any time.

       In order to withdraw from the Plan entirely, a participant must notify the Plan Administrator in writing that he or she wishes to withdraw. Such notice should be forwarded to the Plan Administrator at the address set forth in Question 3. When a participant withdraws from the Plan or upon termination of the Plan by the Company, a certificate for the number of whole shares of Common Stock credited to his or her account under the Plan will be issued and a cash payment will be made for any fractions of a share. Such cash payment will be based on the actual market price of a share of Common Stock less any brokerage fees or commissions, any other costs of sale and any transfer tax. Federal backup withholding of 31% may apply to any such cash payments from the Plan. (See Question 34.)

       If the request to withdraw and cease participation is received by the Plan Administrator prior to the record date for a dividend, the withdrawal will be processed promptly following receipt of the request.

       If the request to withdraw and cease participation is received by the Plan Administrator on or after the record date for a dividend payment, such request may not become effective until any cash dividend paid on the dividend payment date has been reinvested and the shares of Common Stock purchased are credited to the participant's account under the Plan. The Plan Administrator, in its sole discretion, may either pay any such dividend in cash or reinvest it in Common Stock on behalf of the terminating participant. Any optional cash payment that a participant has sent to the Plan Administrator prior to the request for withdrawal will be invested in Common Stock unless such participant expressly requests, in the request for withdrawal, that the Plan Administrator return such optional cash payment and such request for withdrawal is received at least two business days prior to the Investment Date. The request for withdrawal will then be processed as promptly as possible following such Investment Date.

       After a participant ceases to participate in the Plan, all subsequent dividends will be paid to the participant in cash unless he or she re-enrolls in the Plan, which he or she may do at any time by requesting an Authorization Form from the Plan Administrator or from the Company.

       In his or her written request for withdrawal of shares from the Plan, a participant may also request that all or a portion of the whole shares of Common Stock credited to his or her account be sold. If he or she requests such sale, the sale will be made by the Plan Administrator as promptly as possible after processing the request for withdrawal. Subject to the applicability of federal backup withholding, the participant will receive the proceeds from such sale, less any brokerage fees or commissions, a $15.00 service fee, any other costs of sale and any applicable transfer tax.

SAFEKEEPING

26. How does a participant deposit shares of Common Stock for safekeeping under the Plan?

       A participant may deposit with the Plan Administrator any Common Stock certificates registered in his or her name for safekeeping under the Plan. There is no charge for this custodial service and by having the Plan Administrator hold such certificates, a participant is relieved of the responsibility for loss, theft or destruction of any such certificates. Dividends paid on shares of Common Stock held for safekeeping by the Plan Administrator will be reinvested in shares of Common Stock pursuant to the Plan.

       Participants who wish to deposit their Common Stock certificates with the Plan Administrator for safekeeping under the Plan should send their certificates (which need not be endorsed) to the Plan Administrator at the address set forth in Question 3. Because the participant bears the risk of loss in sending Common Stock certificates to the Plan Administrator, it is recommended that certificates be sent by registered mail, return receipt requested and properly insured. Whenever certificates are issued to a participant either upon request for withdrawal or termination of participation, new, differently numbered certificates will be issued.

27. May a participant request that his or her shares of Common Stock be deposited for safekeeping under the Plan without having the dividends thereon reinvested?

       No. All dividends paid on Common Stock held by the Plan Administrator for safekeeping under the Plan will be reinvested in additional shares of Common Stock until such Common Stock is withdrawn from participation in the Plan.

OTHER INFORMATION

28. If the Company has a rights offering, how will the rights on the shares of Common Stock held under the Plan be handled?

       If a participant is entitled to participate in a rights offering, he or she will receive rights certificates for only the number of whole shares of Common Stock held for his or her account under the Plan.

29. What happens if the Company splits its stock or declares a dividend or other distribution payable in stock or other noncash assets?

       Any dividend payable in Common Stock or split shares of Common Stock distributed by the Company on shares of Common Stock credited to the account of a participant under the Plan will be added to the participant's account. Any dividend or other distribution payable in stock other than Common Stock and all other noncash dividends distributed by the Company on shares of Common Stock credited to the account of a participant under the Plan will be mailed directly to such participants in the same manner as to stockholders who are not participating in the Plan. Of course, all stock dividends, split shares and other noncash distributions made on shares of Common Stock registered in the name of the participant and not held by the Plan will also be mailed directly to the participant.

30. How will a participant's shares of Common Stock held in the Plan be voted at stockholders' meetings?

       Shares of Common Stock held by the Plan Administrator under the Plan for a participant will be voted as the participant directs in a proxy card provided for that purpose. A proxy card will be sent to each participant in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. This proxy will apply to all whole shares of Common Stock registered in the participant's own name, if any, as well as to all shares credited to the participant's account under the Plan. The Plan Administrator will aggregate the participant's shares voting in a certain way on each matter presented to the stockholders and, after completing such aggregation, any fractions of a share will not be voted.

31. What are the responsibilities of the Company and the Plan Administrator under the Plan?

       The Company and the Plan Administrator will not be liable under the Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or with respect to the prices at which shares of Common Stock are purchased or sold for the participant's account, the times when such purchases or sales are made, or with respect to any fluctuation in market value of the Common Stock.

       The participant should recognize that neither the Company nor the Plan Administrator can assure him or her of a profit or protect the participant against a loss on the Common Stock purchased by him or her under the Plan.

32.    May the Plan be changed or discounted?

       Notwithstanding any other provision of the Plan, the Board of Directors of the Company or any designated committee thereof may amend, suspend, modify or terminate the Plan at any time (including the period between a record date and a dividend payment date). Notice of any such amendment, suspension, modification or termination will be sent to all participants. Upon a termination of the Plan, any uninvested optional cash payments will be returned, certificates for whole shares of Common Stock credited to a participant's account under the Plan will be issued, and a cash payment will be made for any fractions of a share credited to a participant's account.
Such cash payment may be subject to backup withholding and will be based on the actual market price of a share of Common Stock less any brokerage fees or commissions, any other costs of sale and any transfer tax.

TAXES

33. What are the federal income tax consequences of participation in the Plan?

       Reinvested Dividends. In the case of shares of Common Stock purchased directly from the Company with reinvested dividends, a participant will be subject to federal income tax on a taxable dividend in an amount equal to the number of shares of Common Stock so purchased multiplied by the fair market value (as defined below) on the Investment Date of the shares so acquired. The participant's basis in such shares will also equal the fair market value of the shares on the relevant Investment Date.

       Alternatively, when the Plan Administrator purchases shares of Common Stock on the open market with reinvested dividends, a participant will be subject to federal income tax on a taxable dividend in an amount equal to the actual purchase price to the Plan Administrator of the shares so acquired plus that portion of any brokerage commissions paid by the Company which is attributable to the purchase of the participant's shares. The participant's basis in such shares will equal their actual purchase price to the Plan Administrator plus allocable brokerage commissions.

       For purposes of this Question, the "fair market value" of shares on the Investment Date will be determined under applicable Internal Revenue Service regulations. Under those regulations, if the Common Stock trades on the Investment Date, the fair market value is the average of the high and low sales prices as reported on the Nasdaq National Market for that date; if the Common Stock does not trade on that date, the fair market value is the weighted average of the mean of the high and low sales prices on the nearest trading dates before and after the Investment Date.

       Optional Cash Payments. In the case of shares of Common Stock purchased on the open market with optional cash payments, a participant will be subject to federal income tax on a taxable dividend in an amount equal to the portion of any brokerage commissions paid by the Company which is attributable to the purchase of the participant's shares. The participant's basis in such shares will be the actual purchase price to the Plan Administrator of such shares plus allocable brokerage commissions.

       In the case of shares of Common Stock purchased directly from the Company with optional cash payments, a participant will not be treated as having received any taxable dividend. The participant's basis in such shares will be the actual purchase price to the Plan Administrator of such shares.

       Receipt or Disposition of Shares. A participant will not realize any taxable income when he or she receives a certificate for whole shares of Common Stock credited to his or her account, either upon his or her request for a certificate for certain of such shares or upon withdrawal from or termination of the Plan.

       A participant will realize gain or loss when shares of Common Stock are sold or exchanged, whether such sale or exchange is pursuant to his or her request upon his or her withdrawal from the Plan or takes place after withdrawal from or termination of the Plan. In the case of fractions of a share, a participant will realize gain or loss when he or she receives a cash payment for such fractions of a share credited to his or her account. The amount of such gain or loss will be the difference between the amount which the participant receives for such whole shares or fractions of a share and the tax basis thereof.

       Additional Information. An information statement (on Form 1099) will be sent to each participant and to the Internal Revenue Service at year-end showing the amounts taxable to the participant during the year.

       All participants are urged to consult their own tax advisors to determine the particular tax consequences, including consequences under state and local laws, which may result from their participation in the Plan and the subsequent disposal by them of shares of Common Stock purchased pursuant to the Plan. The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction.

34. How are federal backup withholding provisions applied to participants in the Plan?

       Under the federal income tax law, each participant in the Plan is required to provide his or her correct taxpayer identification number to the Plan Administrator. For an individual, the taxpayer identification number is his or her social security number. If the correct number is not provided, dividends paid on shares of Common Stock held for a participant under the Plan and dividends paid on shares of Common Stock held by a participant (including dividends paid into the Plan and including any deemed dividends resulting from the payment of brokerage fees by the Company) may be subject to backup withholding. In addition, cash distributions from the plan as described in Question 25 and 32 may be subject to backup withholding.

       If backup withholding applies, 31% of any such dividends or payments is required to be withheld. Exempt participants (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. In order to qualify as exempt, a foreign individual must submit a statement attesting to that individual's exempt status.

       Forms for certifying a participant's taxpayer identification number and for establishing the exemption of a foreign participant as well as additional information concerning the requirements for certification may be obtained by writing the Plan Administrator at the address set forth in Question 3 or by calling the Plan Administrator at (303) 234-5300.

                        DESCRIPTION OF CAPITAL STOCK

       The Company is authorized to issue 25,000,000 shares of Common Stock and 500,000 shares of preferred stock, par value $0.01 per share. Each share of Common Stock has the same relative rights and is identical in all respects with every other share of Common Stock. The following summary does not purport to be a complete description of the applicable provisions of the Company's Certificate of Incorporation and Bylaws or of applicable statutory or other law, and is qualified in its entirety by reference thereto. See "AVAILABLE INFORMATION."

Common Stock

       Voting Rights. The holders of Common Stock possess exclusive voting rights in the Company. Each holder of Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of Common Stock. Holders of shares of Common Stock are not entitled to cumulate votes for the election of directors.

       Dividends. The holders of Common Stock are entitled to such dividends as the Board of Directors may declare from time to time out of funds legally available therefor. Dividends from the Company depend upon the receipt by the Company of dividends from its subsidiaries because the Company has no source of income other than dividends from its subsidiaries.

       Liquidation. In the event of liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities of the Company.

       Other Characteristics. Holders of Common Stock do not have any preemptive, conversion or other subscription rights with respect to any additional shares of Common Stock which may be issued. Therefore, the Board of Directors may authorize the issuance and sale of shares of capital stock of the Company without first offering them to existing shareholders of the Company. The Common Stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

       The Company's Certificate of Incorporation authorizes the Board of Directors to issue from time to time one or more series of preferred stock with such designations and preferences, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereon, as permitted by law and as fixed from time to time by resolution of the Board of Directors. Because of its broad discretion with respect to the creation and issuance of any series of preferred stock without stockholder approval, the Board of Directors could adversely affect the voting power of the holders of common stock, and by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of the Company in any transaction not approved by the Board of Directors.

                          USE OF PROCEEDS

       The Company does not know the number of shares of Common Stock that ultimately will be sold under the Plan, or the prices thereof, but the Company intends to use the net proceeds from the sale of Common stock offered pursuant to the Plan for general corporate purposes, including increased lending.

                           LEGAL OPINIONS

       The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Breyer & Aguggia, special counsel for the Company.

                              EXPERTS

       The consolidated financial statements incorporated by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                          INDEMNIFICATION

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

No person has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, any such information or representation must not be relied upon as having been authorized by the Company.

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since any of the dates as of which information is furnished herein or since the date hereof.


       Table of Contents                        Page
                                                ----
Available Information . . . . . . . . . .         2
Incorporation of Certain
  Information by Reference. . . . . . . .         2
The Company . . . . . . . . . . . . . . .         3
First Savings Bank of
  Washington Bancorp, Inc.
  Dividend Reinvestment and Stock
  Purchase Plan . . . . . . . . . . . . .         3
Description of Capital Stock. . . . . . .        16
Use of Proceeds . . . . . . . . . . . . .        17
Legal Opinion . . . . . . . . . . . . . .        17
Experts . . . . . . . . . . . . . . . . .        17
Indemnification . . . . . . . . . . . . .        17



       [logo]


 FIRST SAVINGS BANK OF
WASHINGTON BANCORP, INC.


    Common Stock
  ($.01 Par Value)


DIVIDEND REINVESTMENT AND
 STOCK PURCHASE PLAN


    PROSPECTUS



  October 1, 1997

                             Part II

               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other expenses of Issuance and Distribution.

     Estimated expenses are expected to be minimal and will be paid by the Company.

Item 15.  Indemnification of Directors and Officers.

     Article XVII of the Certificate of Incorporation of First Savings Bank of Washington Bancorp, Inc. requires indemnification of directors, officers and employees to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities:

     145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.-- (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 16.  Exhibits

         5.          Opinion of Breyer & Aguggia

         23.1        Consent of Breyer & Aguggia (contained in its opinion)

         23.2        Consent of Deloitte & Touche LLP

         24.         Power of attorney (contained in signature page)

         99.         Authorization form

Item 17.  Undertakings.

     The undersigned hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walla Walla, State of Washington, on the 1st day of October, 1997.

                                    FIRST SAVINGS BANK OF WASHINGTON
                                    BANCORP, INC.

                                    By:  /s/ Gary Sirmon
                                         -------------------------------------
                                         Gary Sirmon
                                         President and Chief Executive
                                          Officer

                        POWER OF ATTORNEY

     We, the undersigned directors and officers of First Savings Bank of Washington Bancorp, Inc. (the "Corporation") do hereby severally constitute and appoint Gary Sirmon and D. Allan Roth true and lawful attorneys and agents to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Gary Sirmon and D. Allan Roth may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933 in connection with the Registration Statement on Form S-3 relating to the offering of the Corporation's Common Stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Gary Sirmon and D. Allan Roth shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

By:  /s/ Gary Sirmon                            Date:  October 1, 1997
     ------------------------------------
     Gary Sirmon
     President, Chief Executive Officer
     and Director (Principal Executive Officer)


By:  /s/ D. Allan Roth                          Date:  October 1, 1997
     ------------------------------------
     D. Allan Roth
     Executive Vice President and Chief Financial Officer
     (Principal Financial and Accounting Officer)


By:  /s/ Wilber Pribilsky                       Date:  October 1, 1997
     ------------------------------------
     Wilber Pribilsky
     Director

By:  /s/ Robert D. Adams                        Date:  October 1, 1997
     ------------------------------------
     Robert D. Adams
     Director


By:  /s/ David Casper                           Date:  October 1, 1997
     ------------------------------------
     David Casper
     Director


By:  /s/ Morris Ganguet                         Date:  October 1, 1997
     ------------------------------------
     Morris Ganguet
     Director


By:  /s/ R.R. Reid                              Date:  October 1, 1997
     ------------------------------------
     R.R. Reid
     Director


By:  /s/ Marvin Sundquist                       Date:  October 1, 1997
     ------------------------------------
     Marvin Sundquist
     Director


By:  /s/ Dean W. Mitchell                       Date:  October 1, 1997
     ------------------------------------
     Dean W. Mitchell
     Director


By:  /s/ Jesse G. Foster                        Date:  October 1, 1997
     ------------------------------------
     Jesse G. Foster
     Director

                                  Exhibit 5

                                                   1300 I Street, N.W.
                                                   Suite 470 East
                                                   Washington, D.C. 20005
                                                   Telephone (202) 737-7900
Breyer & Aguggia                                   Facsimile (202) 737-7979
==============================================================================

                              October 1, 1997


Board of Directors
First Savings Bank of Washington Bancorp, Inc.
10 S. First Avenue
Walla Walla, Washington  99362

         RE:       First Savings Bank of Washington Bancorp, Inc.
                   Registration Statement on Form S-3

Gentlemen:

         You have requested our opinion as special counsel for First Savings Bank of Washington Bancorp, Inc. (the "Corporation"), a Delaware corporation, in connection with the above-referenced registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         In rendering this opinion, we understand that the common stock of the Corporation will be offered and sold in the manner described in the Prospectus, which is part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

         Based upon the foregoing, it is our opinion that the shares of common stock of the Corporation will upon issuance be legally issued, fully paid and nonassessable.

         This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinions."

                                Very truly yours,

                                /s/ Breyer & Aguggia

                                BREYER & AGUGGIA

Washington, D.C.

                               Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of First Savings Bank of Washington Bancorp, Inc. (the Company), on Form S-3 of our report dated May 9, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended March 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Seattle, Washington
October 1, 1997

                                 Exhibit 99

                SHAREHOLDER AUTOMATIC DIVIDEND REINVESTMENT
                            AUTHORIZATION FOR
               FIRST SAVINGS BANK OF WASHINGTON BANCORP, INC.

          Authorization Agreement for Automatic Dividend Reinvestment

Company Name:  First Savings Bank of              Tax ID No.:  91-1691604
               ---------------------                           ----------
                Washington Bancorp, Inc.
                ------------------------

[ ] Full Reinvestment: I (we) hereby authorize First Savings Bank of Washington Bancorp, Inc. to pay to American Securities Transfer & Trust, Inc. as my (our) agent for my (our) account all cash dividends due to me (us) on shares of First Savings Bank of Washington Bancorp, Inc. Common Stock for which I (we) am (are) the holder of record. I
         (we) want to reinvest dividends on all shares registered in my (our) name(s) for the purchase of full or fractional shares of First Savings Bank of Washington Bancorp, Inc. Common Stock in accordance with the terms of the First Savings Bank of Washington Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan ("Plan").

[ ] Partial Reinvestment: I (we) hereby authorize First Savings Bank of Washington Bancorp, Inc. to pay to American Securities Transfer & Trust, Inc. as my (our) agent for my (our) account cash dividends due to me (us) on _________ shares of First Savings Bank of Washington Bancorp, Inc. Common Stock for which I(we) am (are) the holder of record. I (we) want to reinvest dividends on the indicated number of shares registered in my (our) name(s) for the purchase of full or fractional shares of First Savings Bank of Washington Bancorp, Inc. Common Stock in accordance with the terms of the Plan.

[ ] Optional Purchase: I (we) further authorize the investment of $______ for the purchase of additional shares of First Savings Bank of Washington Bancorp, Inc. Common Stock as of the next investment date (minimum $50.00, maximum $1,500.00 per month), in accordance with the Plan. Please make checks payable to AST & Co. The investment date is the 10th of each month.

I understand that the purchase of Common Stock will be made subject to the terms and conditions of the Plan, and that I may terminate this authorization at any time by notifying American Securities Transfer & Trust, Inc. in writing.

This authorization form, when signed, should be mailed to: American Securities Transfer & Trust, Inc., ATTN: Dividend Reinvestment Plan Administrator, 938 Quail Street, Suite 101, Lakewood, CO 80215-5513. An addressed envelope is provided for that purpose.


NAME(S):
        ----------------------------------------------------------------------
                                   (Please Print)

TAX ID NO.                            DAYTIME PHONE (     )
           -------------------------                --------------------------

DATE                          SIGNED X
     ------------------------          ---------------------------------------

DATE                          SIGNED X
     ------------------------          ---------------------------------------